EXHIBIT 5.1

                                   Law Offices
                      ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                   12th Floor
                              734 15th Street, N.W.
                             Washington, D.C. 20005
                            Telephone (202) 347-0300

                                  May 13, 1997

Board of Directors
Independent Bank Corp.
288 Union Street
Rockland, Massachusetts  02370

      Re:  Registration Statement on Form S-3;
           File Nos. 333-25999 and 333-25999-01

Ladies and Gentlemen:

      In connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up to $28,750,000 aggregate principal amount of Junior Subordinated Deferrable Interest Debentures (the "Debt Securities") of Independent Bank Corp., a Massachusetts corporation (the "Corporation"), up to $28,750,000 aggregate liquidation amount of Cumulative Trust Preferred Securities (the "Trust Preferred Securities") of Independent Capital Trust I, a business trust created under the laws of the State of Delaware (the "Issuer"), and the Trust Preferred Securities Guarantee with respect to the Trust Preferred Securities (the "Guarantee") to be executed and delivered by the Corporation for the benefit of the holders from time to time of the Trust Preferred Securities, we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

      Upon the basis of such examination, we advise you that, when:

            (i) the Registration Statement relating to the Debt Securities, the Trust Preferred Securities and the Guarantee has become effective under the Act;

            (ii) the Guarantee Agreement relating to the Guarantee with respect to the Trust Preferred Securities of the Issuer has been duly executed and delivered;

            (iii) the Debt Securities have been duly executed and authenticated in accordance with the Indenture and issued and delivered as contemplated in the Registration Statement; and
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Board of Directors
May 13, 1997
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            (iv) the Trust Preferred Securities have been duly executed in accordance with the Amended and Restated Declaration of Trust of the Issuer and issued and delivered as contemplated in the Registration Statement, the Debt Securities and the Guarantee relating to the Trust Preferred Securities of the Issuer will constitute valid and legally binding obligations of the Corporation, except to the extent that enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally, as well as by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether considered in a proceeding in equity or at law) and by any public policy underlying applicable federal or state laws.

      The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the laws of the Commonwealth of Massachusetts, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

      We understand that you have received an opinion regarding the Trust Preferred Securities from Skadden, Arps, Slate, Meager & Flom LLP, special Delaware counsel for the Corporation and the Issuer. We are expressing no opinion with respect to the matters contained in such opinion.

      Also, we have relied as to certain matters on information obtained from public officials, officers of the Corporation and other sources believed by us to be responsible.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                        Very truly yours,

                                        ELIAS, MATZ, TIERNAN & HERRICK L.L.P


                                        By: /s/ Norman B. Antin
                                            --------------------------
                                            Norman B. Antin, a Partner